EXHIBIT 10.1

AMENDMENT NUMBER ONE
EMPLOYMENT AGREEMENT WITH KEITH SUCHODOLSKI
This Amendment Number One (the “Amendment”) to the employment agreement (the “Employment Agreement”) between Kearny Bank (the “Bank”) and Keith Suchodolski (“Executive”) is made effective as of July 1, 2024.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Employment Agreement.

WHEREAS, Executive was promoted to the position of Senior Executive Vice President and Chief Operating Officer of Kearny Financial Corp. (the “Company”) and the Bank effective July 1, 2024; and

WHEREAS, in recognition of Executive’s promotion, the Bank and Executive desire to amend the Employment Agreement to replace the title “Senior Executive Vice President and Chief Financial Officer” with “Senior Executive Vice President and Chief Operating Officer”; and

WHEREAS, Section 10(a) of the Employment Agreement provides that the Employment Agreement may be amended.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended as follows:

Section 1. New Title.  All references to “Senior Executive Vice President and Chief Financial Officer” are hereby replaced with “Senior Executive Vice President and Chief Operating Officer.”

Section 2. Effectiveness.  This Amendment shall be deemed effective as of the date first above written, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Employment Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 3.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

Section 4.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Bank and Executive have signed this Amendment as of June 18, 2024.
KEARNY BANK

By:  /s/ Craig L. Montanaro
        President and Chief Executive Officer

KEARNY FINANCIAL CORP.

By:   /s/ Craig L. Montanaro
        President and Chief Executive Officer

EXECUTIVE

/s/ Keith Suchodolski
Keith Suchodolski